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                                                                  EXHIBIT 23.1






                          Independent Auditors' Consent




The Board of Directors
ChemFirst Inc.:


We consent to incorporation by reference in the registration statements (Nos. 2-93585, 33-24414, 33-43586 and 333-13841) on form S-8 of ChemFirst Inc. of our report dated May 21, 1998 relating to the financial statements and financial statement schedules of ChemFirst Inc. 401(k) Savings and Employee Stock Ownership Plan as of December 31, 1997 and 1996 and for the year ended December 31, 1997, the six months ended December 31, 1996 and each of the years in the two-year period ended June 30, 1996, which report appears in the December 31, 1997 annual report on Form 11-K of ChemFirst Inc. 401(k) Savings and Employee Stock Ownership Plan.


                                  /s/ KPMG PEAT MARWICK LLP
                                  ------------------------------------
June 24, 1998                     KPMG Peat Marwick LLP
Jackson, Mississippi